                                                                    EXHIBIT 10.1

                                                  Option Number: _______________
                                                  Optionee ID Number: __________

                                 ENDOLOGIX, INC.

                             STOCK OPTION AGREEMENT
                                      UNDER
                            2006 STOCK INCENTIVE PLAN

           TYPE OF OPTION (CHECK ONE): [ ] INCENTIVE [ ] NONQUALIFIED

     This STOCK OPTION AGREEMENT (the "Agreement") is entered into as of __________, 200_, by and between Endologix, Inc., a Delaware corporation ("Company"), and _______________ ("Optionee") pursuant to the Company's 2006 Stock Incentive Plan (the "Plan"). Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan.

                                    RECITALS:

     Optionee is an employee or director of the Company, and in connection therewith has rendered services for and on behalf of the Company or any Affiliated Company.

     The Company desires to issue Optionee options to purchase shares of the Common Stock of the Company for the consideration set forth herein to provide an incentive for Optionee to remain in the service of the Company and to exert added effort towards its growth and success.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to Optionee an option ("Option") to purchase all or any portion of a total of _________________ (__________) shares ("Shares") of the Common Stock of the Company at a purchase price of ($_____) per share ("Exercise Price"), subject to the terms and conditions set forth herein and the provisions of the Plan. If the box marked "Incentive" above is checked, then this Option is intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of l986, as amended (the "Code"). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked "Nonqualified" is checked, then this Option shall to that extent constitute a nonqualified stock option.

     2. VESTING OF OPTION. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, in accordance with the vesting schedule as provided in the Notice of Grant.

     No additional Shares shall vest after, and the portion of the Option related to such additional shares shall terminate upon, the date of termination of Optionee's "Continuous Service" (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee's Continuous Service.

     3. TERM OF OPTION. Optionee's right to exercise this Option shall terminate upon the first to occur of the following:

          (a) the expiration of ten (10) years from the date of this Agreement;

          (b) the expiration of ninety (90) days from the date of termination of Optionee's Continuous Service if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such ninety-day period the provisions of Section 3(d) below shall apply;

          (c) the expiration of one year from the date of termination of Optionee's Continuous Service if such termination is due to permanent disability (as defined in Section 22(e)(3) of Code) of the Optionee;

          (d) the expiration of one year from the date of termination of Optionee's Continuous Service if such termination is due to Optionee's death or if death occurs during the ninety (90) day period following termination of Optionee's Continuous Service pursuant to Section 3(b) above, as the case may be; or

          (e) upon the consummation of a Change in Control, unless otherwise provided pursuant to Section 9 below.

     As used herein, the term "Continuous Service" means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by any successor entity following a Change in Control, which is uninterrupted except for paid vacations or sick days in accordance with Company policy, as applicable, or (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee's term of office expires and he or she is not reelected. The Optionee's Continuous Service shall not terminate merely because of a change in the capacity in which the Optionee renders service to the Company or a corporation or subsidiary corporation described in clause (i) above. For example, a change in the Optionee's status from an employee to a Non-Employee Director will not constitute an interruption of the Optionee's Continuous Service, provided there is no interruption in the Optionee's performance of such services.

     4. EXERCISE OF OPTION. On or after the vesting of any portion of this Option in accordance with Sections 2 or 9 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option which has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased) unless the Company has established other procedures;

          (b) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the Administrator may approve from time to time under the provisions of Section 5.3 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other compensation payable to Optionee, or, if permitted by the Administrator in its discretion, by the withholding of Shares issuable upon exercise of this Option or the delivery of Shares owned by the Optionee, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Optionee, or person designated in Section 5 below, as the case may be.

     5. DEATH OF OPTIONEE; NO ASSIGNMENT. The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If the Optionee's Continuous Service terminates as a result of his or her death, and provided Optionee's rights hereunder shall have vested pursuant to Section 2 hereof, Optionee's legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a "Successor") shall succeed to the Optionee's rights and obligations under this Agreement. After the death of the Optionee, only a Successor may exercise this Option.

     6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Agreement and in the Plan.

     7. LIMITATION ON COMPANY'S LIABILITY FOR NONISSUANCE. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company's counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

     8. ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan.

     9. CHANGE IN CONTROL. In the event of a Change in Control (as defined in
Section 2.6 of the Plan) of the Company:

          (a) The right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 2 above) effective as of immediately prior to the consummation of the Change in Control unless this Option is to be assumed by the acquiring or successor entity (or parent thereof) or a new option or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If vesting of this Option will accelerate pursuant to the preceding sentence, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or "spread") between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares. If the vesting of this Option will accelerate pursuant to this subsection (a), then the Administrator shall cause written notice of the Change in Control transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

          (b) Notwithstanding the foregoing, the vesting of this Option shall not accelerate if and to the extent that: (i) this Option (including the unvested portion thereof) is to be assumed by the acquiring or successor entity (or parent thereof) or a new option of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or
(ii) this Option (including the unvested portion thereof) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program ("New Incentives") containing such terms and provisions as the Administrator in its discretion may consider equitable. If this Option is assumed, or if a new option of comparable value is issued in exchange therefor, then this Option or the new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of this Option or the new option shall remain the same as nearly as practicable.

          (c) If the provisions of subsection (b) above apply, then this Option, the new option or the New Incentives shall continue to vest in accordance with the provisions of Section 2 hereof and shall continue in effect for the remainder of the term of this Option in accordance with the provisions of
Section 3 hereof. However, in the event of an Involuntary Termination (as defined below) of Optionee's Continuous Service within twelve (12) months following such Change in Control, then vesting of this Option, the new option or the New Incentives shall accelerate in full automatically effective upon such Involuntary Termination.

     For purposes of this Section 9, the following terms shall have the meanings set forth below:

               (i) "Cause" shall mean (A) the commission of any act of fraud, embezzlement or dishonesty by Optionee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (B) any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the

Company, the acquiring or successor entity (or parent or any subsidiary thereof), (C) the continued refusal or omission by the Optionee to perform any material duties required of him if such duties are consistent with duties customary for the position held with the Company, the acquiring or successor entity (or parent or any subsidiary thereof), (D) any material act or omission by the Optionee involving malfeasance or gross negligence in the performance of Optionee's duties to, or material deviation from any of the policies or directives of, the Company or the acquiring or successor entity (or parent or any subsidiary thereof), (E) conduct on the part of Optionee which constitutes the breach of any statutory or common law duty of loyalty to the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or (F) any illegal act by Optionee which materially and adversely affects the business of the Company, the acquiring or successor entity (or parent or any subsidiary thereof), or any felony committed by Optionee, as evidenced by conviction thereof. The provisions of this Section shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the service of the Company, the acquiring or successor entity (or parent or any subsidiary thereof).

               (ii) "Involuntary Termination" shall mean the termination of Optionee's Continuous Service by reason of:

                    (A) Optionee's involuntary dismissal or discharge by the Company, or by the acquiring or successor entity (or parent or any subsidiary thereof employing the Optionee) for reasons other than Cause (as defined above), or

                    (B) Optionee's voluntary resignation within thirty (30) days following (x) a change in Optionee's position with the Company, the acquiring or successor entity (or parent or any subsidiary thereof) which materially reduces Optionee's duties and responsibilities or the level of management to which Optionee reports, (y) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than ten percent (10%), or (z) a relocation of Optionee's principal place of employment by more than thirty (30) miles, provided and only if such change, reduction or relocation is effected without Optionee's written consent.

     In the event that the Optionee is a party to an employment agreement or other similar agreement with the Company or any Affiliated Company that defines a termination on account of "Cause" or "Involuntary Termination" (or terms having similar meanings), such definitions shall apply as the definitions of a termination on account of "Cause" or pursuant to an "Involuntary Termination" for purposes hereof, but only to the extent that such definition provides the Optionee with greater rights.

     10. NO EMPLOYMENT CONTRACT CREATED. Neither the granting of this Option nor the exercise hereof shall be construed as granting to the Optionee any right with respect to continuance of employment by, or other service provider relationship with, the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Optionee's employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

     11. RIGHTS AS STOCKHOLDER. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Option.

     12. "MARKET STAND-OFF" AGREEMENT. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities (including any acquisition transaction where Company securities will be used as all or part of the purchase price), Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

     13. INTERPRETATION. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Option and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee. As used in this Agreement, the term "Administrator" shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

     14. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:

          (a) if to the Company:

               Endologix, Inc.
               11 Studebaker
               Irvine, CA 92618
               Attention: Chief Financial Officer

          (b) if to the Optionee, at the address shown on the signature page of this Agreement or at his most recent address as shown in the employment or stock records of the Company.

     15. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

     16. SEVERABILITY. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                            OPTIONEE:

ENDOLOGIX, INC.


By:
    ---------------------------------   ----------------------------------------
Name:
      -------------------------------   ----------------------------------------
Title:                                                [Print Name]
       ------------------------------

                                        Address:

                                        ----------------------------------------

                                        ----------------------------------------